Exhibit 10.1

Amendment No. 3 to the
Invacare Corporation 2018 Equity Compensation Plan
This Amendment No. 3 (this “Amendment”) to the Invacare Corporation 2018 Equity Compensation Plan, as amended (the “2018 Equity Plan”) is hereby adopted and approved by the Board of Directors of Invacare Corporation (the “Board”) as of March 25, 2021, subject to the approval of the shareholders of Invacare Corporation. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the 2018 Equity Plan.
WHEREAS, Invacare Corporation (the “Company”) adopted the 2018 Equity Plan, approved by the Company’s shareholders on May 17, 2018, which was subsequently amended by Amendment No. 1 to the 2018 Equity Plan, approved by the Company shareholders on May 16, 2019, and Amendment No 2., approved by the Company shareholders on May 21, 2020, under which the maximum number of Shares cumulatively available for issuance under the 2018 Plan (referred to in the 2018 Equity Plan as the “Aggregate Share Limit”) is the sum of: (i) 6,200,000 Shares; plus (ii) any shares available for issuance under the 2013 Equity Plan at the time of approval of the 2018 Equity Plan by the Company’s shareholders; and (iii) any Shares covered by an award under the 2018 Equity Plan, the 2013 Equity Plan or the 2003 Equity Plan that are forfeited or remain unpurchased or undistributed upon termination or expiration of the award;
WHEREAS, based on the recommendation of the Compensation and Management Development Committee of the Board (the “Compensation Committee”), the Board has determined that it is desirable to increase the Aggregate Share Limit by 2,500,000 Shares in order to allow more Shares to be available for issuance under the 2018 Equity Plan pursuant to awards thereunder, and increase the related limit on the total number of Shares issuable upon the exercise of Incentive Stock Options by the same amount;
WHEREAS, Article XII of the 2018 Equity Plan provides that the Board may amend the 2018 Equity Plan, subject to shareholder approval when any proposed amendment is subject to the approval of shareholders under applicable law, rules or regulations; and
WHEREAS, under New York Stock Exchange requirements, shareholders must approve the recommended increase to the Aggregate Share Limit.
NOW, THEREFORE, the Board hereby adopts and approves the following amendments to the 2018 Equity Plan, subject to shareholder approval and effective upon the receipt of such shareholder approval:
1.Section 4.01(a)(i) of the 2018 Equity Plan is hereby deleted in its entirety and replaced with the following:

“8,700,000 Shares; plus”
2.Section 4.01(d) of the 2018 Equity Plan is hereby deleted in its entirety and replaced with the following:

“(d) Subject to adjustment pursuant to Section 4.06 hereof, the total number of Shares actually issued or transferred by the Company upon the exercise of Incentive Stock Options will not exceed 8,700,000 Shares.”

3.    Section 13.02 of the 2018 Equity Plan is hereby deleted in its entirety and replaced with the following:

"Section 13.02 Withholding Arrangements. The Committee, in its sole discretion an pursuant to such procedures as it may specify from time to time, including in an Award Agreement, may permit a Participant to satisfy such tax withholding obligation, in whole or in part, by (i) electing to have the Company withhold otherwise deliverable Shares (except in the case of exercises of Incentive Stock Options), or (ii) delivering to the Company Shares then owned by the Participant having a Fair Market Value equal to the amount required to be withheld. the number of Shares which may be so withheld or surrendered shall be limited to the number of Shares that have a fair market value on the date of withholding or repurchase no greater than the aggregate amount of such liabilities based on the maximum statutory withholding rates in such Participant's applicable jurisdictions for U.S. federal, state, local and non-U.S. income tax and payroll tax purposes that are applicable to such taxable income (or such other rate as may be required to avoid adverse accounting consequences). The Fair Market Value of the Shares to be withheld or delivered shall be determined as of the date that the taxes are required to be withheld."

4.    Except as provided herein, no other provision of the 2018 Equity Plan shall be amended or modified by this Amendment No. 3 and the 2018 Equity Plan shall remain in full force and effect.